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                                                                    EXHIBIT 10.2

                                 LOAN AGREEMENT

     THIS LOAN AGREEMENT (this "Agreement") is entered into as of September 16, 1999 (the "Effective Date") by and between E2ENET, INC., a Delaware corporation ("E2E"), and MEI SOFTWARE SYSTEMS, INC., a Delaware corporation (the "Company"). E2E and the Company are sometimes referred to collectively herein as the "Parties" and individually as a "Party".

                                  WITNESSETH:

     WHEREAS, E2E and the Company entered into that certain Letter of Intent dated August 20, 1999 (the "LOI") wherein, among other things, E2E committed to loan to the Company $1,000,000 in accordance with the terms of the LOI ("Loan A");

     WHEREAS, on August 26, 1999 (the "Initial Disbursement Date"), E2E advanced to the Company $400,000 (the "Initial Loan Proceeds") and the Company executed and delivered to E2E a secured promissory note in the principal amount of $1,000,000 ("Note A");

     WHEREAS, E2E, MEI Merger Company, Inc. and the Company, have entered into that certain Agreement and Plan of Merger, dated the date hereof (the "Merger Agreement") and, under the terms of the LOI, such event triggers the obligation of E2E to loan to the Company up to an additional $1,200,000 in accordance with the terms of the LOI ("Loan B"); and

     WHEREAS, the Parties desire to consolidate the terms of Loan A and Loan B so that the Parties have one loan agreement whereby E2E agrees to make a loan (the "Loan") to the Company, in accordance with the terms hereof, in the maximum principal amount of $2,200,000.

     NOW, THEREFORE, in consideration of the foregoing, the terms hereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows.

     1.   Short Term Loan.
          ---------------

     (a) The Initial Loan Proceeds, together with the Additional Loan Proceeds (as hereafter defined), are sometimes hereinafter jointly referred to as the "Loan Amount". Subject to the terms hereof: E2E (i) shall make available to the Company additional funds (the "Additional Loan Proceeds") of up to $1,800,000, and (ii) agrees that, unless (A) the Company fails to provide its president's certificate as required in this Section 1, (B) the Company is in default of any of the terms of this Agreement, the Note (as hereinafter defined) or the Merger Agreement, or (C) E2E receives a notice from the Company's president requesting E2E to delay making a disbursement or reduce the amount of any
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disbursement of the Additional Loan Proceeds, E2E will automatically make disbursements of the Additional Loan Proceeds to the Company in an aggregate amount not to exceed $1,600,000 as follows:

       (1)  a disbursement in the amount of $300,000 on September 27, 1999;

       (2)  a disbursement in the amount of $400,000 on October 11, 1999;

       (3)  a disbursement in the amount of $300,000 on October 25, 1999;

       (4)  a disbursement in the amount of $300,000 on November 8, 1999; and

       (5)  a disbursement in the amount of $300,000 on November 22, 1999.

     (b) If E2E elects, in accordance with the terms of Section 1.6(a) of the Merger Agreement, to extend the Closing Date (as such term is defined in the Merger Agreement) beyond November 30, 1999, E2E agrees to make the balance of the Additional Loan Proceeds, in the amount of $200,000, available to the Company, upon the Company's written request, at any time between November 30, 1999 and December 31, 1999; provided that (i) the Company provides its president's certificate as required in this Section 1 and (ii) the Company is not in default of any of the terms of this Agreement, the Note (as hereafter defined) or the Merger Agreement.

     (c) Each disbursement of the Additional Loan Proceeds shall be conditioned upon E2E's receipt from the Company of a certificate executed by its president updating the truth, accuracy and completeness of all of the representations, warranties and covenants set forth on Exhibit A, subject to changes in such
                                      ------- -
representation and warranties which are disclosed to E2E in writing prior to each disbursement and do not have a material adverse affect on the Company or its operations and prospects.

       2. Use of Proceeds.  The Company will apply all Initial Loan Proceeds and
          ----------------
Additional Loan Proceeds solely for general working capital purposes and no disbursement of the Loan shall be required to be made, nor shall any such disbursement proceeds be used, for purposes of paying any indebtedness of the Company to PNC Bank N.A.

     3.   Promissory Note.  The Loan shall be evidenced by the Company's
          ---------------
execution and delivery of a secured convertible promissory note, dated as of the Initial Disbursement Date, in the form of Exhibit B hereof (the "Note"), in the
                                          ---------
amount of $2,200,000. Contemporaneously with the Company's delivery of the Note to E2E, E2E will deliver Note A to the Company marked "CANCELLED".

     4.   Interest.  Beginning on the Initial Disbursement Date, all amounts
          ---------
outstanding under the Loan shall bear interest at a rate of ten per cent (10%) per annum.

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     5.   Security.  Payment of the indebtedness evidenced by the Note and all
          --------
other sums which shall become due hereunder shall be secured by a security interest in the assets of the Company.

     6.   Representations, Warranties and Covenants of the Company.  The Company
          --------------------------------------------------------
hereby makes the representations, warranties and covenants to E2E as set forth on Exhibit A attached hereto.
   ------- -

     7.   E2E Breach in Making Required Disbursement. If, in breach of its
          ------------------------------------------
obligations under this Agreement, E2E fails to make any required disbursement of any advance under the Loan (a "Required Disbursement"), the Company shall have the right to give E2E written notice that E2E is in breach of the terms of this Agreement by failing to make the Required Disbursement and, if E2E fails to make such Required Disbursement within five (5) Business Days after receipt of such notice, the Company shall within ten (10) Business Days have the option to convert any outstanding principal and interest due under the Loan (the "Amount Due") to the same number of shares of Common Stock as the Series D Preferred Stock (as such term is defined in the Note), had it been issued for the Amount Due, would have been convertible into and, upon such conversion, this Agreement shall terminate. The Company's option to convert the Amount Due in accordance with the preceding sentence shall terminate on expiration of such ten (10) Business Day Period. Except as expressly provided in this Section 7, the Company shall have no other right or remedy against E2E or any of its affiliates under this Agreement in the event E2E fails to make a Required Disbursement. As used herein, the term "Business Day" means any day other than a Saturday, Sunday or other legal holiday in the Commonwealth of Virginia.

     8.   Miscellaneous.
          -------------

     8.1 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties, and their respective successors and permitted assigns.

     8.2 Entire Agreement; Incorporation of Schedules and Other Agreements. This Agreement, the Exhibits appended hereto and the documents, instruments and other agreements between the Parties specifically identified in this Agreement constitute the entire agreement between the Parties and supersede any prior understandings, agreements or representations (including the LOI, which is terminated) by or between the Parties, written or oral, with respect to the subject matter hereof (other than the Merger Agreement). The Exhibits and the documents, instruments and other agreements between the Parties specifically identified in this Agreement are incorporated herein by reference and made a part hereof.

     8.3  Succession.   This Agreement shall be binding upon and inure to the
benefit of the Parties named herein and their respective successors and assigns. The Company may not assign its rights or obligations hereunder.

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     8.4  Counterparts.   This Agreement may be executed in two counterparts,
each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

     8.5  Headings.   The section headings contained in this Agreement are
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     8.6  Notices.   All notices, requests, demands, claims, and other
communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered two Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service or sent via facsimile (with acknowledgment of complete transmission) with a confirmation copy by registered or certified mail, in each case to the intended recipient as set forth below:

If to E2E:

     E2Enet, Inc.
     800 Connecticut Avenue, N.W.
     Suite 1111
     Washington, D.C.  20006
     Attn: Robert J. Smith, Chief Executive Officer
     Fax No.: 202/261-6030

Copy to:

     Verner, Liipfert, Bernhard, McPherson & Hand, Chartered
     901 15/th/ Street, N.W.
     Suite 700
     Washington, D.C.  20005-2301
     Attn: Harold Freilich, Esquire
           Gene Schleppenbach, Esquire
     Fax No.: 202/371-6279

If to the Company:

     MEI Software Systems, Inc.
     11720 Sunrise Valley Drive
     Reston, Virginia 20190
     Fax No.: 703/620-4858


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Copy to:

     Mintz Levin Cohn Ferris Glovinsky and Popeo PC
     12021 Sunset Hills Road
     Suite 310
     Reston, Virginia 20190
     Attn:     Mark Wishner, Esquire
     Fax No.: 703/464-4895

     Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     8.7 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Delaware.

     8.8  Amendments and Waivers.   The Parties may mutually amend any provision
of this Agreement at any time. No amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the Parties. No waiver by either Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent default, misrepresentation, breach of such warranty or covenant.

     8.9  Severability.   Any term or provision of this Agreement that is
invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the

                                       5
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judgment may be appealed, provided that this Agreement shall not then substantially deprive either Party of the bargained-for performance of the other Party.

     8.10 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with, and not exclusive of, any other remedy conferred hereby or by law or equity upon such party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The prevailing Party in any such action shall be entitled to recover from the other Party its attorneys' fees, costs and expenses incurred in connection with regard to such action.

     8.11 Time of the Essence. Time is of the essence in this Agreement.

     8.12 Construction. The Parties agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.


                          * * * * * * * * * * * * * * *

                            [Signatures on Next Page]

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     IN WITNESS WHEREOF, the Parties hereto have executed this Loan Agreement as of the date first above written.


                         E2ENET, INC.


                         By:/s/Steven J. Quamme
                            ---------------------------------
                            Steven J. Quamme, Senior Vice President and Chief Financial Officer


                         MEI SOFTWARE SYSTEMS, INC.


                         By:/s/Henry S. Firey
                            ---------------------------------
                            Henry S. Firey, President

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